UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2024

Nextracker Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41617	36-5047383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6200 Paseo Padre Parkway, Fremont, California 94555
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (510) 270-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001	NXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2024, the Board of Directors (the “Board”) of Nextracker Inc. (the “Company”) approved, upon the recommendation of the Compensation and People Committee of the Board, an executive severance plan (the “Executive Severance Plan”) and an executive change in control severance plan (the “Executive Change in Control Severance Plan”, and together with the Executive Severance Plan, the “Severance Plans”) for the benefit of employees of the Company at the level of executive vice president or above, including the Company’s Chief Executive Officer (“CEO”) and each of the Company’s other named executive officers.

Under the Executive Severance Plan, in the event of the executive’s termination of employment by the Company without “cause” or the executive’s resignation for “good reason” (as such terms are defined in the Executive Severance Plan) that occurs other than in connection with a change in control of the Company, the executive will be eligible to receive the following:

•a cash severance payment equal to one (1) times (or, in the case of the CEO, two (2) times) the sum of the executive’s base salary and target bonus;

•a pro-rated target bonus for the fiscal year in which the termination date occurs, less any bonus previously paid;

•any earned but unpaid annual bonus for prior years;

•any unvested equity awards subject only to service-based vesting conditions will accelerate and become vested to the extent such awards were scheduled to vest within 12 months (or, in the case of the CEO, 18 months) following the executive’s termination of employment;

•any unvested equity awards subject to performance-based vesting conditions (x) shall be deemed to have achieved the performance goals at the target performance level and (y) will accelerate and become vested to the extent such awards were scheduled to vest (as to service) within 12 months (or, in the case of the CEO, 18 months) following the executive’s termination of employment (with such acceleration to be made on a pro-rata basis determined based on the period during the applicable service-vesting period that the executive was actually employed prior to his or her termination date);

•continuation of benefits under COBRA for one (1) year (or, in the case of the CEO, two (2) years) following the executive’s termination date; and

•outplacement services up to $15,000 (or, in the case of the CEO, $20,000).

Under the Executive Change in Control Severance Plan, in the event of the executive’s termination of employment (x) by the Company without “cause”, (y) the executive’s resignation for “good reason” or (z) executive’s death or disability (as such terms are defined in the Executive Change in Control Severance Plan), in each case during the period that begins six (6) months before the date of a change in control and ending twenty four (24) months following the date of a change in control, the executive will be eligible to receive the following:

•a cash severance payment equal to two (2) times the sum of (i) the executive’s base salary and (ii) the greater of (A) the executive's target bonus or (B) the executive's actual annual bonus earned for the fiscal year in which the termination date occurs, based on the achievement of applicable performance goals through the executive's termination date (such amount described in this clause (B) (the "Highest Annual Bonus");

•a pro-rated amount of the executive's Highest Annual Bonus for the fiscal year in which the termination date occurs, less any bonus previously paid;

•any earned but unpaid annual bonus for prior years;

•any unvested equity awards will be accelerated and become vested, with any performance-based vesting conditions deemed achieved at the greater of target performance levels and the actual performance levels as of the date of the change in control;

•continuation of benefits under COBRA for two (2) years following the executive’s termination date;

•an amount equal to the total amount the executive would have received under the Company's 401(k) plan as a Company "matching" contribution (assuming maximum employee contributions) for a period of two (2) years following the termination date; and

•outplacement services up to $15,000 (or, in the case of the CEO, $20,000).

The payment of any severance under the Severance Plans is subject to certain conditions, including the executive’s execution and nonrevocation of a release of claims in favor of the Company and continued compliance with applicable restrictive covenant obligations.

The foregoing description of the Severance Plans does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Severance Plans, which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2024.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nextracker Inc.

By:	/s/ Léah Schlesinger
Léah Schlesinger
General Counsel, Chief Ethics and Compliance Officer
Date: November 22, 2024